EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050

ROVI CORPORATION REPORTS FOURTH QUARTER AND 2015 FULL YEAR FINANCIAL RESULTS

SANTA CLARA, Calif.--(BUSINESS WIRE) - February 11, 2016 - Rovi Corporation (NASDAQ:ROVI) today reported financial results for the fourth quarter and for the full year ended December 31, 2015.
The Company reported fourth quarter revenue of $149.5 million, an increase of 11% compared to $134.2 million in the fourth quarter of 2014. Revenues were higher than in the comparable period in the prior year, due to catch-up payments from new deals. Fourth quarter 2015 Income from continuing operations, net of tax, was $26.3 million, compared to $5.9 million Loss from continuing operations, net of tax, for the fourth quarter of 2014. Fourth quarter Diluted income per share from continuing operations was $0.32, compared to $0.06 Diluted loss per share from continuing operations in the fourth quarter of 2014. After taking into consideration discontinued operations, the Company reported fourth quarter Net income of $26.3 million, compared to a Net loss of $5.8 million for the same quarter of 2014. Fourth quarter Diluted income per share was $0.32, compared to $0.06 Diluted loss per share in the fourth quarter of 2014.
On a Non-GAAP basis, fourth quarter Non-GAAP Net Income was $53.0 million, compared to $40.2 million in the fourth quarter of 2014, and fourth quarter Non-GAAP Diluted Income Per Share was $0.65, compared to $0.44 in the fourth quarter of 2014.
For the full year 2015, the Company reported revenues of $526.3 million, compared to $542.3 million for 2014, due primarily to lower Analog Content Protection revenues. The full year 2015 Loss from continuing operations, net of tax was $4.3 million, compared to $13.5 million for 2014. After taking into consideration discontinued operations, the full year 2015 Net loss was $4.3 million, compared to $69.7 million for 2014.
Non-GAAP Net Income for full year 2015 was $144.3 million, compared to $160.4 million for 2014. Non-GAAP Diluted Income Per Share was $1.71 for 2015, compared to $1.74 for 2014.
Non-GAAP Net Income and Non-GAAP Diluted Income Per Share are defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP results from operations are provided in the tables below.
“Rovi delivered strong fourth quarter results. We renewed our IP License agreement with AT&T, which now includes the DirecTV footprint, for a seven year term. We also renewed our IP License agreement with Sony. As a result, full year revenues were near the high end of our revised estimates. Additionally, thanks to strong cost management, Non-GAAP EPS for the full year exceeded the midpoint of our January estimates,” said Tom Carson, President and CEO of Rovi. “In 2016, Rovi is focused on successfully renewing our IP Licenses with Comcast and DISH and on building our product portfolio. We believe achieving these goals will help drive stockholder value for years to come.”
During 2015, the Company repurchased 9.5 million shares of its stock for $150 million and reduced debt by $78 million. As of December 31, 2015, Rovi had $324 million in cash and investments.

Business Outlook
Rovi expects to successfully renew IP Licensing agreements with Comcast and DISH; however, revenues and EPS from those agreements are not included in the Company’s estimates.
Excluding revenues from Comcast and DISH, Rovi anticipates 2016 revenue of $490 million to $520 million and Non-GAAP Diluted Income Per Share of $1.35 to $1.65.

Conference Call Information
Rovi management will host a conference call today, February 11, 2016, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international

+1-706-643-4013) and reference conference ID 25004873. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.
A telephonic replay of the conference call will be available through February 18, 2016 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering conference ID 25004873. A replay of the audio webcast will be available on Rovi Corporation's website shortly after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call.

Non-GAAP Information
Rovi Corporation provides Non-GAAP information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Non-GAAP Net Income, Non-GAAP Diluted Income Per Share, Non-GAAP COGS, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx and Non-GAAP Total COGS and OpEx are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Non-GAAP information is not a substitute for any performance measure derived in accordance with GAAP.
Non-GAAP Net Income is defined as GAAP income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, contested proxy election costs, restructuring and asset impairment (benefit) charges, payments to note holders and for expenses in connection with the early redemption or modification of debt, gains on sale of strategic investments and discrete income and franchise tax items, including changes in reserves. While depreciation expense is a non-cash item, it is included in Non-GAAP Net Income as a reasonable proxy for capital expenditures.
Non-GAAP Diluted Income Per Share is calculated using Non-GAAP Net Income.
Non-GAAP COGS is defined as GAAP cost of revenues excluding equity-based compensation and transition and integration expenses.
Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation and transition and integration expenses.
Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, changes in franchise tax reserves and transaction, transition and integration expenses.
Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, changes in franchise tax reserves and transaction, transition and integration expenses.
Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, changes in franchise tax reserves, amortization of intangible assets, restructuring and asset impairment (benefit) charges, and transaction, transition and integration expenses.
The Company's management has evaluated and made operating decisions about its business operations primarily based upon Non-GAAP Net Income and Non-GAAP Diluted Income Per Share. Management uses Non-GAAP Income and Non-GAAP Diluted Income Per Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Non-GAAP financial measures along with GAAP measures. For each such Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment (benefit) charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses. Management excludes discrete tax items, including changes in tax reserves, so that its Non-GAAP income tax expense and franchise tax expense reflect the current year cash taxes it accrues and pays. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.
Management is using these Non-GAAP measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, Non-GAAP financial information helps management track actual performance relative to financial targets. Making Non-GAAP financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.
Management recognizes that the use of Non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Non-GAAP financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP measures, these Non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical and Non-GAAP results of operations are provided in the tables below.

About Rovi Corporation
Rovi Corporation (NASDAQ: ROVI) is creating personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences. Chosen by top brands in entertainment content, services and devices, Rovi touches the lives of hundreds of millions of consumers by providing comprehensive solutions, customizable products and technology licensing to make discovery simple, seamless and personal. With more than 5,000 issued or pending patents worldwide, Rovi is advancing entertainment and audience discovery.

Forward Looking Statements
All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues, earnings and expenses, business strategies, anticipated contract signings, and stock repurchases.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the risks associated with the Company’s ongoing sales reorganization, adverse rulings in litigations such as Netflix, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. Such factors are further addressed in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt, CFO
Rovi Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
Rovi Corporation
+1 (818) 565-5200
Peter.Ausnit@RoviCorp.com

ROVI BUSINESS AND OPERATING HIGHLIGHTS:
IP Licensing:

•
Worldwide, approximately 184 million subscription Pay-TV households either use a Rovi guide or use a guide under a license from Rovi. Excluding pre-paid Pay-TV licensees, total Rovi Pay-TV subscribers were approximately 143 million.

•	AT&T, the world’s leading provider of premium TV entertainment, renewed its patent license agreement with Rovi. The deal also extended the existing product agreements between the companies.

•	Sony Corporation renewed a multi-year license agreement to use Rovi’s entertainment discovery patent portfolio for its consumer electronics devices worldwide.

•	As previously announced, Sky, Europe’s leading entertainment company serving 21 million customers, signed an extension of a multi-year, multi-territory patent license agreement with Rovi.

•
Shaw Communications Inc., a major Canadian cable and satellite service provider serving 2.6 million video customers, expanded the scope of usage under its existing long-term license agreement to Rovi’s intellectual property.

•	Videotron G.P., a subsidiary of Quebecor and Quebec’s largest cable provider, renewed its IP License agreement with Rovi.

•
Post-year end, Intellectual Ventures and Rovi agreed to bring together two world-class media and entertainment patent portfolios under a single, comprehensive licensing program to focus on the over-the-top (OTT) market. Under the new agreement, Rovi will serve as the exclusive partner for Intellectual Ventures, licensing the companies’ combined patent portfolio to OTT customers.

Discovery:

•	Over 18 million subscription Pay-TV households use Rovi’s cable television set-top box and digital terminal adapter guide products.

•	Summit Broadband, an MSO for residential and commercial customers in Florida, became the first customer to deploy Passport 7 HD.

•	Panasonic selected the multi-platform Rovi G-Guide xD as the mobile application for the Panasonic Media Access solution.

Metadata:

•	Malaysia’s Media Prima Berhad selected Rovi Metadata to power entertainment discovery experiences for the region’s number one video portal, Tonton.

•	Launched Rovi Sports at CES to provide comprehensive global sports metadata for 60,000 of the world’s most popular sporting events, including the Olympics.

Analytics:

•	A national cable network family expanded Rovi Ad Optimizer to over a half dozen advertisers.

•	Two additional cable network families are in paid trials for Rovi Promo Optimizer.

ROVI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$149,544	$134,217	$526,271	$542,311
Costs and expenses:
Cost of revenues, excluding amortization of intangible assets	24,563	25,280	102,970	107,253
Research and development	25,381	28,344	100,627	107,114
Selling, general and administrative	40,605	31,703	154,448	138,368
Depreciation	4,312	4,333	17,410	17,540
Amortization of intangible assets	19,193	19,709	76,982	77,887
Restructuring and asset impairment charges	403	2,535	2,160	10,939
Gain on sale of patents	(82)	—	(82)	(500)
Total costs and expenses	114,375	111,904	454,515	458,601
Operating income from continuing operations	35,169	22,313	71,756	83,710
Interest expense	(11,405)	(14,047)	(46,826)	(54,768)
Interest income and other, net	(373)	2,234	716	4,069
Income (loss) on interest rate swaps	3,738	(10,309)	(13,368)	(17,874)
Loss on debt extinguishment	—	—	(2,815)	(5,159)
Loss on debt modification	—	—	—	(3,775)
Income from continuing operations before income taxes	27,129	191	9,463	6,203
Income tax expense	831	6,067	13,755	19,725
Income (loss) from continuing operations, net of tax	26,298	(5,876)	(4,292)	(13,522)
Income (loss) from discontinued operations, net of tax	—	69	—	(56,222)
Net income (loss)	$26,298	$(5,807)	$(4,292)	$(69,744)
Basic income (loss) per share:
Continuing operations	$0.33	$(0.06)	$(0.05)	$(0.15)
Discontinued operations	—	—	—	(0.61)
Basic income (loss) per share	$0.33	$(0.06)	$(0.05)	$(0.76)
Weighted average shares used in computing basic income (loss) per share	80,677	90,701	84,133	91,654
Diluted income (loss) per share:
Continuing operations	$0.32	$(0.06)	$(0.05)	$(0.15)
Discontinued operations	—	—	—	(0.61)
Diluted income (loss) per share	$0.32	$(0.06)	$(0.05)	$(0.76)
Weighted average shares used in computing diluted income (loss) per share	81,055	90,701	84,133	91,654

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

ROVI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$101,675	$154,568
Short-term marketable securities	107,879	183,074
Accounts receivable, net	87,128	83,514
Prepaid expenses and other current assets	14,191	12,851
Total current assets	310,873	434,007
Long-term marketable securities	114,715	131,378
Property and equipment, net	34,984	37,227
Intangible assets, net	386,742	463,348
Goodwill	1,343,652	1,343,652
Other long-term assets	8,330	11,540
Total assets	$2,199,296	$2,421,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$74,113	$83,208
Deferred revenue	12,106	18,399
Current portion of long-term debt	7,000	302,375
Total current liabilities	93,219	403,982
Taxes payable, less current portion	5,332	10,100
Deferred revenue, less current portion	9,414	15,722
Long-term debt, less current portion	960,156	798,872
Deferred tax liabilities, net	66,116	62,198
Other long-term liabilities	34,494	24,014
Total liabilities	1,168,731	1,314,888
Stockholders' equity:
Preferred stock	—	—
Common stock	131	131
Treasury stock	(1,163,533)	(1,013,218)
Additional paid-in capital	2,419,921	2,339,817
Accumulated other comprehensive loss	(6,503)	(5,307)
Accumulated deficit	(219,451)	(215,159)
Total stockholders’ equity	1,030,565	1,106,264
Total liabilities and stockholders’ equity	$2,199,296	$2,421,152

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Intellectual Property Licensing Revenues:
Service Provider	$72,433	$52,286	$216,777	$200,799
Consumer Electronics	17,118	19,388	65,045	84,359
Total Intellectual Property Licensing Revenues	89,551	71,674	281,822	285,158

Product Revenues:
Service Provider	51,545	52,839	200,985	204,877
Consumer Electronics	5,199	4,900	21,785	22,342
Other	3,249	4,804	21,679	29,934
Total Product Revenues	59,993	62,543	244,449	257,153

Total Revenues	$149,544	$134,217	$526,271	$542,311

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SALES VERTICAL
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Service Provider	$123,978	$105,125	$417,762	$405,676
Consumer Electronics	22,317	24,288	86,830	106,701
Other	3,249	4,804	21,679	29,934
Total Revenues	$149,544	$134,217	$526,271	$542,311

ROVI CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP Income (Loss) from continuing operations, net of tax	$26,298	$(5,876)	$(4,292)	$(13,522)
Amortization of intangible assets	19,193	19,709	76,982	77,887
Restructuring and asset impairment charges	403	2,535	2,160	10,939
Equity-based compensation	11,603	10,199	42,647	42,017
Contested proxy election costs	—	—	4,346	—
Transaction, transition and integration expenses	—	1,028	—	3,966
Reduction of contingent consideration liability for Veveo acquisition	—	(2,700)	(860)	(2,700)
Change in franchise tax reserve	859	—	859	—
Interest on franchise tax reserve	255	—	255	—
Amortization of note issuance costs	471	748	2,360	3,375
Amortization of convertible note discount	2,931	3,589	11,504	13,953
Mark-to-market (gain) loss related to interest rate swaps	(5,090)	9,566	8,949	15,586
Loss on debt extinguishment	—	—	2,815	5,159
Loss on debt modification	—	—	—	3,775
Release of Sonic payroll tax withholding liabilities related to stock option review	—	—	—	(1,182)
Income tax (benefit) expense (1)	(3,913)	1,356	(3,436)	1,120
Non-GAAP Net Income	$53,010	$40,154	$144,289	$160,373

GAAP Diluted income (loss) per share from continuing operations	$0.32	$(0.06)	$(0.05)	$(0.15)

Non-GAAP Diluted Income Per Share (2)	$0.65	$0.44	$1.71	$1.74

Weighted average shares used in computing Non-GAAP Diluted Income Per Share	81,055	91,434	84,551	92,377

(1) Adjusts tax expense to the Non-GAAP cash tax rate.

(2) Where adjustments resulted in Non-GAAP Net Income, shares used in computing diluted net income per share were adjusted to include dilutive common equivalent shares outstanding.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP Total Operating costs and expenses	$114,375	$111,904	$454,515	$458,601
Amortization of intangible assets	(19,193)	(19,709)	(76,982)	(77,887)
Restructuring and asset impairment charges	(403)	(2,535)	(2,160)	(10,939)
Equity-based compensation	(11,603)	(10,199)	(42,647)	(42,017)
Contested proxy election costs	—	—	(4,346)	—
Transaction, transition and integration expenses	—	(1,028)	—	(3,966)
Reduction of contingent consideration liability for Veveo acquisition	—	2,700	860	2,700
Change in franchise tax reserve	(859)	—	(859)	—
Non-GAAP Total COGS and OpEx	$82,317	$81,133	$328,381	$326,492

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP Cost of revenues, excluding amortization of intangible assets	$24,563	$25,280	$102,970	$107,253
Equity-based compensation	(1,298)	(1,089)	(5,207)	(5,383)
Transition and integration expenses	—	—	—	(96)
Non-GAAP COGS	$23,265	$24,191	$97,763	$101,774

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP Research and development expenses	$25,381	$28,344	$100,627	$107,114
Equity-based compensation	(2,678)	(2,978)	(8,525)	(10,123)
Transition and integration expenses	—	(73)	—	(530)
Non-GAAP Research and Development Expenses	$22,703	$25,293	$92,102	$96,461

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP Selling, general and administrative expenses	$40,605	$31,703	$154,448	$138,368
Equity-based compensation	(7,627)	(6,132)	(28,915)	(26,511)
Contested proxy election costs	—	—	(4,346)	—
Transaction, transition and integration expenses	—	(955)	—	(3,340)
Reduction of contingent consideration liability for Veveo acquisition	—	2,700	860	2,700
Change in franchise tax reserve	(859)	—	(859)	—
Non-GAAP Selling, General and Administrative Expenses	$32,119	$27,316	$121,188	$111,217